AMENDED AND RESTATED OPERATING AND REVENUE SHARING
                          MANAGEMENT SERVICES AGREEMENT

     This Amended and Restated Operating and Revenue Sharing Management Services Agreement ("Agreement") is effective the 19th day of April, 1999, by and between Asanol Management Corporation, or assigns, hereinafter "AMC' or "Licensee", and Cybemad.com (IOM) Limited, hereinafter "CIOM", an Isle of Man corporation.


                                    RECITALS
                                    --------

     These  recitals  form  a  material  part  of  this  agreement.

     WHEREAS, CIOM and/or its affiliates through contractual agreements with third parties develops gaming software, transaction systems for verifiable events wagering, and has developed valuable technology; software, technical and support know how and related expertise known as CR Netbook .

     WHEREAS, AMC is in the process of securing financing for the purpose of licensing software, and wishes to enter into an agreement with CIOM for CIOM and/or its affiliates through contractual agreements with third parties to market the services of a sports gaming facility pursuant to which AMC intends to operate and market the services of a sports gaming facility that provides wagering opportunities on verifiable events in sports, and on-line casino games,

     WHEREAS, CIOM and/or its affiliates through contractual agreements with third parties provides services in order for the licensee to operate and maintain its own call center,

     WHEREAS, the Parties have contemporaneously entered into a non- exclusive license agreement by which CIOM grants AMC a non-exclusive license to Proprietary Technology owned by CIOM and/or its affiliates in connection with the "Bigbook", with its operational center in Costa Rica, and other associated sites as needed, (details of such license are outlined in a separate License Agreement attached hereto),

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements recited in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows:

1.     DEFINITIONS: As applicable in the normal course of the Interactive Gaming
       -----------
Industry  and  as  defined  in  the  Non-exclusive  license  agreement.

2.     TERM  AND  CONDITIONS  PRECEDENT:
       ----  ---  ----------  ---------

     2.1 Term. This Agreement shall remain in force for 99 years or until terminated by either party for cause.

3.     SYSTEMS  REQUIREMENTS.  PERFORMANCE  STANDARDS  AND  EQUIPMENT  SHARING
       -------  -------------  -----------  ---------  ---  ---------  -------

     3.1 Equipment Sharing. All equipment purchases and leases will be paid for by CIOM.

          3.1.1 Equipment Updates. All equipment updates will be paid for by CIOM.

     3.2 Operating Costs and Other. Shall be the responsibility of CIOM System requirements will be as follows:

          3.2.1 Language. Version 1.0 of the AMC Sportsbook Site shall communicate by the English language. For future versions of the AMC Sportsbook, CIOM shall promptly and reasonably adapt the AMC Sportsbook Site to other languages, including Japanese, Chinese, Spanish, German, and Russian, as may be technically feasible, at CIOM's sole expense under a budget approved by AMC in advance of such adaptation.

          3.2.2 Customizing. At AMC's request and sole expense, CIOM shall promptly and to AMC's satisfaction, customize the original Site and AMC's AMC Sportsbook located there, by additional programming, to create multi-ethnic identities and other required languages. All costs for adapting Licensee's AMC Sportsbook Site as described in this Section shall be incurred pursuant to a budget agreed to in writing by the parties.

          3.2.3 Proprietary Data Bases. CIOM shall provide a reasonable system design to create proprietary databases of Clients who visit, register, or wager at the Site. CIOM will not solicit AMC's clients or sell, disclose, or transmit, any proprietary client data to any third party without AMC's written consent. CIOM will provide reports on a monthly basis that record the sites and sources from which the clients entered the system ("Client Tracking"). The proprietary database shall remain and be the sole and exclusive property of AMC

          3.2.4 Specific Sports and Bets. CIOM shall provide at least the following event types to satisfy the requirements in Paragraphs 3.1.1 through
3.1.5  above:

               3.2.4.1     NFL  American  Football

               3.2.4.2     NCAA  College  Football

               3.2.4.3     NBA  Basketball

               3.2.4.4     NCAA  College  Basketball

               3.2.4.5     NHL  Ice  Hockey

               3.2.4.6     Major  League  Baseball

               3.2.4.7     Boxing

               3.2.4.8     Soccer

               3.2.4.9     Casino  Games

               3.2.4.10     Included  wagering  types:

                    Moneyline
                    Game  Total
                    Teaser  &  Parlays
                    Propositions/Exotics
                    Pointspreads
                    Futures

CIOM shall promptly incorporate new event and wager types into the AMC Sportsbook as may be reasonably requested by Licensee. Such new wager and event types shall be added at CIOM's expense.

          3.2.5 Player Registration. CIOM shall provide user access to allow users to register electronically over the Internet as prospective account holders on the Site and to review on line all roles, terms, and conditions applicable to Gaming and other uses on the Site.

          3.2.6 Player Assistance. CIOM shall provide player support at its sole cost.

          3.2.7 Financial Transactions. CIOM shall provide to Licensee such applications as are necessary to provide electronic or other access to banks to transfer Periodic Gross Win/Loss administered under the revenue sharing provisions of Article 6 and Schedule A of this Agreement, as well as archival storage capabilities for later audit and verification purposes.

     3.3  Hardware.  CIOM  bean  the  sole  cost  of  all  hardware.

     3.4 Operation and Repair. The following performance standards shall apply to Licensor's obligations under this Agreement.

          3.4.1 Server. CIOM shall, during the term of this Agreement, keep the Servers in good working condition and repair, except for any damage caused to the Sewer by any negligent act of AMC or its agents, employees, or invitees. CIOM shall, during the term of this Agreement, provide sufficient Sewer capacity such that users of the AMC Sportsbook may reasonably operate the applications contained in the AMC Sportsbook. All repairs made by CIOM shall be at its expense. CIOM shall have no liability to AMC for damages arising from or related to operation of the Sewer except for gross negligence of CIOM's employees, agents, or invitees.

          3.4.2 Web Site. CIOM shall, during the term of this Agreement, keep the Site in good working condition and repair, except for any damage caused to the Site by any negligent act of AMC or its agents, employees, or invitees, and events beyond CIOM's control. All repairs made by CIOM shall be at its expense.

          3.5 Alterations. AMC shall not make any alterations to any programs or graphic displays used on the Site and shall submit all requests for any such alteration to CIOM in writing. Upon receipt of any such request by AMC CIOM shall reasonably determine whether any such alterations maybe incorporated into the Site and CIOM shall report such determinations to AMC in writing within 30 days. Thereafter, if CIOM determines such alterations may reasonably be made, at its sole expense, it shall begin such alterations within 30 days. CIOM will not unreasonably withhold consent in areas of web site design, graphics, or content.

          3.6 Flaws or Glitches. CIOM shall promptly correct any flaws or glitches in any program or graphic displays.

          3.7 Site Control. CIOM shall have exclusive control of and management responsibilities for all Sewers and shall have the right to establish, modify, amend normal revision controls and Network/Sewer Management rules and regulations for the use of the Sewers and Software at the Site. CIOM shall install software on all Sewers to ensure the continued operation of the Site.
Nothing in this paragraph shall be construed to constitute control of such contents by CIOM and the Licensee agrees to allow display at the Site of any such disclaimer reasonably requested by CIOM.

          3.8 Audit of Books and Records. Periodic and regular audits shall be made on a yearly basis. The Parties shall engage and each pay half the fees of the accounting firm selected under this agreement to audit the accounts, records, and transactions established and performed under Articles 5 and 6 of this Agreement. Additional audits requested separately shall be paid by the initiating party If the audit reveals underpayment by CIOM to AMC of greater than 5%, then CIOM shall pay all costs of the audit, and any amounts due, including carrying cost at 3% above
LIBOR.

4.     MARKETING
--     ---------

     For the first three years subsequent to this agreement CIOM shall prepare the marketing plan for the AMC Sportsbook site. The cost sharing of said marketing plan is detailed in a separate Agreement: The Marketing Plan.f.

5.     BANKROLL
--     --------

     5.1 Licensee shall make such funds available that it has the ability to pay for any and all winnings that may be generated by the clients

6.     REVENUE  SHARING
--     ----------------

     6.1 The Gross Win/Loss shall be disbursed through the e-cash system on a periodic basis. My revenues derived by Licensee under this Agreement, shall be paid to the Parties as follows:

          6.1.1     Revenue  Sharing  to  CIOM,  See  Schedule  A.

          6.1.2     Revenue  Sharing  to  AMC,  See  Schedule  A.

     6.2 The Gross Win/Loss, Cash Transactions and any cash recorded in or by the MAC Sportsbook that both parties have an interest in, shall be recorded and monitored according to mutually agreed guidelines.


7.     OTHER  AGREEMENTS
--     -----------------

     7.1 Incorporation and Cross Covenants. The provisions of the Non-exclusive License Agreement, to the extent they are not inconsistent with any provision of this Agreement, are incorporated by reference and shall become a part of this Agreement. A material breach by either Party of the License Agreement shall be a breach of this Agreement.

8.     WARRANTIES  AND  REPRESENTATIONS
--     ----------  ---  ---------------

     8.1 Warranty. CIOM warrants that licensee's AMC Sportsbook Site will perform substantially in accordance with the performance specifications of this Agreement.

     8.2 NO OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY ISLE OF MAN LAW OR ANY OTHER LAW FOUND TO GOVERN IT'S PERFORMANCE UNDER THIS AGREEMENT, CIOM DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE OTHER THAN FOR THE OPERATION OF SPORTSBOOK WAGERING, FOR THE SERVICE, SOFTWARE, AND HARDWARE INVOLVED IN OR RELATED TO THE OPERATION OF AMC'S AMC SPORTSBOOK SITE.

     8.3 NO LIABILITY FOR CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY ISLE OF MAN LAW OR ANY OTHER LAW FOUND TO GOVERN ITS PERFORMANCE UNDER THIS AGREEMENT, CIOM SHALL NOT BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING, BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES FOR PERSONAL INJURY, LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION LOSS OF BUSINESS INFORMATION EXEMPLARY, OR PUNITIVE DAMAGES) ARISING FROM OR RELATED TO OPERATION OF AMC'S AMC SPORTSBOOK SITE.

9.     MISCELLANEOUS
--     -------------

     9.1 Arbitration. All claims, demands, or disputes of any kind between the Parties arising under or related to this Agreement shall first be submitted to mediation before a single mediator selected by the Parties. If, after Thirty
(30) days after such mediation has been initiated, the dispute has riot been resolved to the satisfaction of both Parties, the Parties shall then submit the dispute to binding arbitration conducted in the English language in Vancouver, B.C, Canada under the rules of the International Arbitration Center. Each Party shall select an arbitrator, after which the arbitrators selected by each Party shall select a third arbitrator. Any award from the panel of arbitrators shall be confirmable in any court of competent jurisdiction and shall be entered as a judgment enforceable by the prevailing Party. Any award from the panel of arbitrators shall include an award of reasonable attorneys' fees and costs to the prevailing Party.

     9.2 Marking. AMC agrees it will mark all literature and Site communications that are the intellectual property of CIOM of any kind under this Agreement with the appropriate trademark, copyright, or patent marking reasonably required by CIOM. CIOM agrees it will mark all literature and site communications that are the intellectual property of AMC of any kind under this Agreement with the appropriate trademark, copyright or parent marking reasonably required by AMC . AMC further agrees to allow CIOM to put CR Netbook (TM) logo on the Bigbook web-site.

     9.3 Choice of Law. All disputes concerning the validity; interpretation, or performance of this Agreement and any of its terms or conditions, or of any rights or obligations of the Parties, shall be governed by the laws of the Isle of Man, except its conflicts of laws.

     9.4 Regulatory Compliance. Nothing in this Agreement shall be construed as requiring CIOM, its affiliates, agents, and joint-venturer, to operate or act as a Sportsbook operator or any equivalent entity requiring CIOM, its affiliates, agents, or joint venturer to obtain any license, concession or any other permission to operate, other than those needed to operate within the jurisdiction of Costa Rica. Notwithstanding the foregoing, each Party mutually acknowledges the existence of regulatory jurisdiction of national and subnational units and covenant and agrees to cooperate at its own expense with all such units to obtain any regulatory review, license, concession, or other permission such units may reasonably require.

     9.5 Complete Understanding and Modifications. This Agreement constitutes the complete expression of the terms of the grant of this Agreement. All previous and contemporaneous agreements, representations, and negotiations, whether oral, written, or implied, related to this Agreement except the Non-Exclusive License Agreement, axe superseded by this Agreement, except those included in the recitals to this Agreement. Any modifications to this Agreement must be reduced to writing, signed by both Parties, and attached to this Agreement to be effective.

     9.6 Assignability. AMC shall have the right, subject to CIOM's reasonable consent, to assign this Agreement to a subsidiary, affiliate, or a purchaser of all or substantially all the stock or assets of AMC~ after which any such assignee or purchaser shall become a party to this Agreement. CIOM shall have the right to assign this Agreement at anytime without the prior consent of AMC.

     9.7 No Waiver. The failure by either Party to this Agreement to insist upon performance by the other Party shall not constitute a waiver of any rights under this Agreement and shall not bar, by waiver or estoppel, insistence upon performance by the other Party

     9.8 Relationship of Patties. Nothing in this Agreement shall be construed in a manner which would create an employee-employer, principal-agent, joint venture, partnership relationship between the Parties.

     9.9 Retention of Ownership. This Agreement is not to be construed as an assignment of or transfer of ownership in the Proprietary Technology; Licensor retains ownership of and exclusive right to apply, license, or assign the licensed Proprietary Technology and all its improvements, alterations, or additions to such Proprietary Technology;

     9.10 Application of AMC's Improvements. AMC shall not use, in the performance of its obligations under this Agreement, any improvements or additions to or in support of the Site developed by or on its behalf, without the prior written consent of CIOM, which will not be reasonably withheld.

     9.11 Severability. If any provision of this Agreement is illegal or unenforceable, it shall be deemed stricken and all the remaining provisions shall remain in full force and effect.

     9.12 Survival of Obligations. Each Party does for it and its successors, heirs, executors, administrators, representatives, insurers, agents, and assigns, covenants and agrees that it and they will continue to adhere to the restrictions and obligations of this Agreement and this Agreement shall inure to their continued benefit.

     9.13 Representation by Counsel; Interpretation. CIOM and AMC each acknowledge that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted them has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of CIOM and AMC.

     9.14     Recitals. The recitals shall be considered part of this Agreement.

     9.15 Headings. The Headings are for informational purposes only and shall not constitute part of this Agreement.

     9.16 Multiple Counterparts. This Agreement maybe executed in multiple counterparts, each of which shall be considered an original executed version of this document.

     9.17 Force Majeure. The Parties shall be excused from performance of their respective obligations under this Agreement for such period of time within which they are prevented from performing their obligations by acts of God, failures of Internet network or other communications facilities to permit operation of the Site, governmental intervention, riot, revolutions, insurrection, civil disturbances, strikes, or any other causes beyond their reasonable control.

     9.18 Partial Invalidity. If any term or provision of this Agreement, or any application of this Agreement to any Party or circumstance, shall be declared invalid or unenforceable, the remainder of this Agreement, or its application, shall not be affected by such determination and each other term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     9.19 Further Assurances. The Parties covenant and agree to execute such documents and perform such things as may reasonably be necessary to effect the execution and implementation of this Agreement.

     9.20 Notices. Any notice given by either Party to the other Party shall be deemed to have been sufficiently given if sent by registered air mail or by cable, telex, or telecopier, to the address of the Party as follows, unless such other Party designates another address in writing:

If  to  CIOM

     Cyberoad.com  (IOM)  Ltd.
     Castle  Hill,  Victoria  Road
     International  House
     Douglas,  Isle  of  Man,
     British  Isles,  1M2  4RB

If  to  Asanol  Management  Corporation

     Road  Town.
     Pasea  Estate,
     P.O.  Box  3149,  Tortola,
     British  Virgin  Islands


                    ASANOL  MANAGEMENT  CORPORATION,

                    By.  /s/ Dr. A. Karapatakis
                        ------------------------

                    Title:  Director
                        ------------------------



                    Cyberoad.com  (IOM)  Ltd.

                    By. /s/ John Coffey
                      ------------------------

                    Title:  President
                      ------------------------



                                   SCHEDULE "A"

                                 Revenue Sharing

     CIOM shall receive 50% of the Internet generated Gross Gaming Revenue GGR The GGR is defined as the Gross Revenue minus payout so the winners and before operating costs from the Effective Date of this agreement.

     AMC  will  retain  50%  of  the  GGR.

Acknowledged:


                    ASANOL  MANAGEMENT  CORPORATION,

                    By.  /s/ Dr. A. Karapatakis
                      ------------------------

                    Title:  Director
                      ------------------------

                    Cyberoad.com  (IOM)  Ltd.

                    By. /s/ John Coffey
                      ------------------------

                    Title:  President
                      ------------------------